EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Complete Production Services, Inc.:
We have issued our report dated March 9, 2007, accompanying the consolidated financial statements included in the Annual Report of Complete Production Services, Inc. on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of Complete Production Services, Inc. on Form S-8 (File No. 333-136350).
/s/ Grant Thornton LLP
Houston, Texas
March 9, 2007